EXHBIT 99.1

News Release

DRAFT	Press Department: Diana Phillips Matthew Weigman (212) 606-7176 Investor Relations: Jennifer Park (212) 894-1023

SOTHEBY’S HOLDINGS, INC. COMPLETES REINCORPORATION

--CORPORATION RENAMED SOTHEBY’S--

On June 30, 2006, Sotheby’s Holdings, Inc., a Michigan corporation, completed its reincorporation into the State of Delaware by merging into a wholly-owned Delaware subsidiary. The reincorporation and related proposals were approved by the shareholders of Sotheby’s Holdings at the annual meeting of shareholders held on May 8, 2006. The surviving corporation was renamed “Sotheby’s” upon completion of the merger.

The reincorporation did not result in any change in the business or principal facilities of Sotheby’s. The management and Board of Directors of Sotheby’s Holdings continue as the management and Board of Directors of Sotheby’s Delaware. In the merger, each outstanding share of Sotheby’s Holdings Class A Limited Voting Common Stock was converted into one share of Common Stock of the surviving Delaware corporation, and Sotheby’s stock will continue to trade on the New York Stock Exchange under the symbol “BID.”

#          #          #